Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Trustees
The MasTec, Inc. 401(k) Retirement Plan
Coral Gables, FL
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Statement Number 033-55327) of our report dated June 27, 2007, relating to the financial statements and supplemental schedules of MasTec, Inc. 401 (k) Retirement Plan appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2006.
/s/ BDO Seidman, LLP
Miami, FL
June 27, 2007

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